Exhibit 10.1

機密
Private and Confidential

日期：2015 年9月3日 Date: September 3, 2015

InterContinental Hotels Group

Greater China

2nd Floor, Citigroup Tower

No 33, Huayuanshiqiao Road

Pudong New Area, 200120

Shanghai, P. R. China

Telephone： 86 (21) 2893 3388

Fxcsimile: 86 (21) 2893 3399

洲際酒店集團

大中華區

中國上海浦東新區陸家嘴

花園石橋路33號

花旗集團大廈2層

郵遞區號：200120

電話：  86 (21) 2893 3388

傳真：  86 (21) 2893 3399

www.ihg.com

通過傳真及郵寄 Via Fax & Mail 傳真號： +886-2-2658-3114

耀德國際育樂股份有限公司 Yao-The International Development Co., Ltd. RM. E, 4/F, No. 106, Chow Tze St., Taipei, Taiwan, ROC

致：羅芳明 董事長 Attention: MR. LO FUN MING

意向書
LETTER OF INTENT

尊敬的羅董事長：

Dear MR. LO,

我在此確認六洲酒店管理（上海）有限公司（以下簡稱“IHG上海”）或其關聯公司（“管理人”），有意向為貴公司（以下簡稱“業主”）管理您所建議的、位於中華民國（“中華民國”）[ 台灣苗栗縣 ]的一家酒店作為一家 ”假日度假酒店” 品牌的酒店（以下簡稱“酒店”）。雙方對此達成如下一致：

This is to confirm that InterContinental Hotels Group (Shanghai) Ltd. (hereinafter referred to as "IHG SH") or one of its Affiliates (“Manager”), is interested in managing the proposed hotel of your company (“Owner”) at Miao Li County, Taiwan, the Republic of China ("ROC") as a Holiday Inn Resort branded hotel ("Hotel"), and both parties hereby agree the following:

申請加入酒店系統

Application for Entry into System

關於"業主"申請加入IHG酒店系統之事宜，"業主"需向“IHG上海”以美元支付總額爲二十八萬(USD280,000)美元的“酒店前期開業籌備管理費”(“酒店前期開業籌備管理費”)，該“酒店前期開業籌備管理費”一經支付不作任何退款，無論是否簽訂了管理合同（“管理合同”）。該“酒店前期開業籌備管理費”應由"業主"按下列時程分三期支付：

第一期“酒店前期開業籌備管理費”：十萬美元（USD 140,000.00），于本意向書簽署後二週內支付。

第二期“酒店前期開業籌備管理費”：捌萬肆仟美元（USD 84,000.00），於"管理合同"簽署後二週內支付。

第三期“酒店前期開業籌備管理費”：伍萬陸仟美元（USD 56,000.00），於"管理合同"簽署後十個月內支付。

“業主“得按美元支付各期“酒店前期開業籌備管理費"。

因“酒店前期開業籌備管理費” 及“額外酒店前期開業籌備管理費”在中華民國及“管理人”註冊成立地點應繳納（代為扣繳）的所得稅應由“管理人”承擔。間接稅（諸如增值稅、銷售稅、服務稅及任何其他適用的間接稅）應由“業主”承擔。

A pre-commencement management fee (“P.C.M. Fee”) of us dollar two hundred and eight thousand (usd280,000) is payable by the owner to IHG SH in us dollars in respect of your application for entry into the IHG system. The parties therefore agree that the P.C.M. Fee paid hereof will be non-returnable, whether or not a management contract (“management contract”) is entered into. The P.C.M. Fee shall be paid in 3 installments as follows:

1st installment P.C.M. Fee: US dollar ONE HUNDRED AND FORTY THOUSAND (USD 140,000.00) to be paid within 2 weeks of signing this letter of intent.

2nd installment P.C.M. Fee: US dollar EIGHTY FOUR THOUSAND (USD 84,000.00) to be paid within 2 weeks of signing of the management contract.

3rd installment P.C.M. Fee: US dollar FIFTY SIX THOUSAND (USD 56,000.00) to be paid within 10 months of signing of the management contract.

The owner shall pay all installments of the P.C.M. Fee in us dollars.

The manager shall bear all income taxes chargeable (or withheld) by Taiwan and the place of incorporation of the manager for P.C.M. Fees and additional pre-opening commencement management fees received and the owner shall bear all in-direct taxes (such as value-added tax, sales tax, services tax and other in-direct taxes).

技術服務

Technical Services

一經雙方簽署本意向書且“IHG上海”收到第一期”酒店前期開業籌備管理費”，“IHG上海”將開始在一定範圍內提供技術服務（此等服務範圍已在本文所附的“技術服務範圍”附件A中列出），它應包括審閱樓房建設規劃是否符合“假日”的標準(“品牌標準”)以及確保運營功能。其中，“IHG上海”應於收到第一期“酒店前期開業籌備管理費”後三週內向“業主”提供酒店品牌標準之相關資料，包括各空間機能需求、面積及必備之特殊規格等資訊。除非本意向書另有約定，“IHG上海”為履行技術服務所生一切成本與費用均已內含於“酒店前期開業籌備管理費”中，不另向"業主"請求。如果“業主”和“管理人”在本意向書簽訂後的九（9）個月內未能就“酒店”簽訂具有法律約束力的“管理合同”， “IHG上海”保留停止提供技術服務的權利，除非“IHG上海”和“業主”另行達成書面協議延長提供技術服務。“IHG上海”依本條項暫停提供技術服務期間，不計入“服務期”（定義如後）。

在遵守前述約定的前提下，“業主”應自“IHG上海”開始提供技術服務之日（即第一次技術服務啟動會召開之日）起48個月（“酒店建造期”）內完成“酒店”的建造。“IHG上海”自第一次技術服務啓動會開始之日起向“業主”提供36個月（“服務期”）的技術服務。但倘由於不可抗力因素導致或並非由“業主”能夠控制的中華民國政府對酒店建造審批程序直接導致“業主”延誤施工者（“不可抗力因素”），“業主”應在不可抗力因素發生之日起7個工作日內向“IHG上海”發送書面通知告知發生不可抗力因素、提供根據中華民國法律能够有效證明發生不可抗力因素的書面文件，並可要求“IHG上海”暫停提供技術服務直至不可抗力因素消失、“酒店”建造恢復為止（“不可抗力因素暫停提供技術服務期間”），不可抗力因素暫停提供技術服務期間將不計入上述“酒店建造期”和“服務期”。不可抗力因素消失後，(a)“酒店建造期”應立即繼續計算；及(b)“業主”應書面通知“IHG上海”要求恢復提供技術服務，且“服務期”將於“IHG上海”恢復提供技術服務之日起繼續計算。儘管有前述約定，此外，於業主向主管機關申報酒店開工之日起迄酒店完成上樑之日止此段期間內，業主亦得以書面要求“IHG上海”暫停提供技術服務（業主提出此項要求以一次 為限且時間不超過十二個月），該暫停提供技術服務期間將不計入“服務期”，但應計入“酒店建造期”。無論任何原因，在“酒店建造期”內或者超過“酒店建造期”後，如果“IHG上海”實際提供技術服務之期間累計超過36個月，除已支付之”酒店前期開業籌備管理費”外，“IHG上海”有權就其提供的任何技術服務每月按人民幣捌萬元(¥80,000.00)收取額外的"酒店前期開業籌備管理費"（以下簡稱"額外酒店前期開業籌備管理費"）。

Once both parties sign this letter of intent and IHG SH receives the 1st installment of the P.C.M Fee, IHG SH will commence to provide limited technical services (the scope of such services is set out in the Appendix A attached hereto). Such services shall comprise a review of the building plans for compliance with “Holiday Inn” Standards (“Brand Standards”) and ensuring operational functionality. In particular, IHG SH shall within 2 weeks of receiving the 1st installment of the P.C.M. fee provide to the Owner information on the Brand Standards including: space facility program, information on the space usage and specifications. Unless otherwise provided in this letter of intent, all costs and fees incurred by IHG SH when performing the technical services under this letter of intent are included in the P.C.M. Fee paid and no additional payment request shall be made to the Owner. IHG SH reserves the right to suspend the provision of technical services if the Owner and the Manager fail to enter into a legally binding Management Contract for the Hotel within nine (9) months following the signing of this letter of intent unless IHG SH and the Owner agree to extend the period to provide technical services in writing. For the avoidance of doubt, the period of IHG SH's suspension of providing technical services under this paragraph shall not be counted towards the Service Period (as defined below).

Subject to the terms above, the Owner shall complete the construction of the Hotel within 48 months (“Hotel Construction Period”) from the date IHG SH commences the provision of technical services (i.e. the date the kick-off meeting is held) and IHG SH shall provide to the Owner 36 months of technical services (“Service Period”). If there is an event of force majeure or the Taiwanese government is undertaking the review and approval for the construction of the Hotel, which is not controllable by the Owner, directly causing the Owner to delay the construction (either of which a “Force Majeure Event”), the Owner shall notify IHG SH in writing within 7 working days of the Force Majeure Event with supporting documents substantiating the existence of the Force Majeure Event in accordance with the laws of Taiwan and request IHG SH to suspend technical service until such time the Force Majeure Event concludes (“Period of Suspension of Service due to Force Majeure Event”). The Period of Suspension of Service due to Force Majeure Event shall not be counted towards the Hotel Construction Period and the Service Period. At the end of the Force Majeure Event, (a) the counting of the ”Hotel Construction Period” shall be resumed; and (b) the Owner shall give IHG SH written notice to resume technical services and the counting of the Service Period shall be resumed on the day IHG SH resumes its technical service. Notwithstanding the above, from the day the Owner applies to the government authority for the commencement date of the construction of the Hotel until the date the beam structures of the Hotel are completed, the Owner may request IHG SH in writing to suspend technical services (the Owner shall have the right to make such request once and the maximum period of suspension requested shall not exceed 12 months), and such period of suspension of technical services shall be counted towards the Hotel Construction Period but not the Service Period. In any event, within the Hotel Construction Period or in the period exceeding the Hotel Construction Period, if the period that IHG SH actually provides technical service exceeds 42 months, other than the P.C.M. Fee, IHG SH is entitled to charge the Owner an additional P.C.M. Fee (“Additional P.C.M. Fee”) in the amount of RENMINBI EIGHTY THOUSAND (¥80,000.00) per month.

“管理合同”綱要條款

Management Contract Outline Terms

擬訂立的任何“管理合同”及其相關協議的詳細條款和條件須經進一步磋商。在貴、我雙方法定代表人批准並簽署一份單獨的、正式的“管理合同”及其相關協議之前，不應有任何與“酒店”管理有關的具有約束力的義務產生。然而，我方仍願以下列概要條款為基礎對“管理合同”及其相關協議進行磋商：

The detailed terms and conditions of any Management Contract and its related agreements to be entered into are subject to further negotiation, and no binding obligations with respect to the management of the Hotel shall be created until separate formal Management Contract and its related agreements have been approved and executed by the Legal Representatives of both our companies. However, it is our intention to negotiate the Management Contract and its related agreements on the basis of the following outline terms:

1.	期限： Term:

“管理人”管理“酒店”的期限為十五（15）年（以下簡稱“初始期限”）。該期限從“酒店”開始作為皇冠假日酒店開始營業之日起計算。

The term shall be for a period of fifteen (15) years (“Initial Term”) from the date the Hotel commences business as a Crowne Plaza hotel.

除非任何一方於“初始期限”屆滿前至少六(6)個月書面通知另一方，其欲在“初始期限”屆滿時終止本合同，否則，於“初始期限”屆滿時，“管理合同”將自動延期十（10）年。

The Management Contract will be automatically renewed for an additional period of ten (10) years immediately upon the expiration of the Initial Term, unless one party gives written notice to other party at least six (6) months prior to the expiration of the Initial Term.

2.	費用及款項： Fees and Charges:

在“酒店”“管理合同”所規定的期限內，“業主”將向“管理人”和/或其“關聯公司”支付如下費用及款項：

During the term of the Management Contract for the Hotel, Owner shall pay to Manager and/or its Affiliate(s) the following fees and charges:

費用及款項 Fees and Charges	金額 Amount
“鼓勵性管理費” Incentive Management Fee

年度“營業毛利潤”除以”經調 整總收入”之百分比 Annual Gross Operating Profit divided by Adjusted Gross Revenue percentage	“鼓勵性管理費”按年度“營業 毛利潤”按下列百分比計算： Percentage of Annual Gross Operating Profit
30%以下之部份 Gross Operating Profit is less than or equal to 30% of Adjusted Gross Revenue	5%
超過30%但低於40%之部份Gross Operating Profit is greater than 30% of Adjusted Gross Revenue but less than or equal to 40% of Adjusted Gross Revenue	6%
超過40%但低於50%之部分 Gross Operating Profit is greater than 40% of Adjusted Gross Revenue but less than or equal to 50% of Adjusted Gross Revenue	7%
超過50%以上之部份 Gross Operatong Profit is greater than 50% of Adjusted Gross Revenue	8%

“商業計畫應用費用” Business Planning Application Cost	目前該“商業計畫應用費用”為每家酒店每年人民幣柒仟伍佰貳拾柒元（￥7,527.00）或等值美金，每年應對每一“營業年度”的“商業計畫應用費用”進行審核並且“管理人”可在通知“業主”後不時調整該等費用。
The current Business Planning Application Cost is Renminbi Seven Thousand and Five Hundred Twenty Seven (￥7,527.00) or equivalent in US Dollars per hotel per annum which shall be reviewed annually for each Operating Year and may be adjusted by notification from Manager to Owner from time to time.

“收益和管道管理服務費” Revenue & Channel Management for Hire Service Fee

受限於“管理合同”的約定，“管理人”有權收取“收益和管道管理服務費”。“收益和管道管理服務費”的金額將基於“管理人”向“酒店”提供的“收益和管道管理服務”的具體內容。“業主”與“管理人”應在酒店預計“開業日期”前六（6）個月內就“收益和管道管理服務費”另行簽署書面協定。

Subject to Management Contract, Manager is entitled to collect a Revenue & Channel Management for Hire Service Fee. The amount of Revenue & Channel Management for Hire Service Fee is based on the specific service level of Revenue & Channel Management for Hire Service to be provided to the Hotel by Manager. In respect of Revenue & Channel Management for Hire Service Fee, Owner and Manager shall separately enter into an agreement in writing within six (6) month prior to the expected Commencement Date of the Hotel.

“許可費” License Fee	任一完整的或不完整的月份中“經調整總收入”的百分之二（2%）。 Two percent (2%) of Adjusted Gross Revenues for each calendar month or part thereof.

“科技服務費” Technology Service Fees	“客房總收入”的百分之一（1%）。 One percent (1%) of Gross Rooms Revenue.

“系統基金進款” System Fund Contributions

(1)“行銷及預訂進款”Marketing and Reservation Contribution	“客房總收入”的百分之三（3%）。 Three percent (3%) of Gross Rooms Revenue.

(2)“頻繁旅行行銷進款” Frequency Marketing Contribution

根據頻繁旅行行銷計畫的條款須獎勵頻繁旅行鼓勵積分或頻繁飛行里程積分（與航空公司的頻繁旅行聯盟計畫相關）的每一晚酒店住宿，按該每一晚酒店住宿“全帳單”的百分之四點七五（4.75%）收取。

就本意向書而言，“全帳單”指就某一位客人的客房預訂（包括與該客人的帳戶相關的並由該客人結帳的任何額外的客房）而收到的所有收入，以及與這些客房預訂相關的任何其他收費（例如，收費電影頻道、洗衣、餐飲），但不包括小費以及與會議或宴會廳預訂有關的應付費用。

Four point seven five percent (4.75%) of “Full Folio” for each night of a hotel stay on which frequency points or frequency miles (related to an airline frequency alliance program) are required to be awarded by the terms of the Frequency Marketing program.

For the purposes of this Letter of Intent, “Full Folio” means all revenues received with respect to an individual guest’s room reservation including any additional rooms linked to the guest’s account which is paid for by the guest and any other charges associated with those room reservations (e.g. in room movies, laundry, food and beverage) but excluding gratuities and tips, any fees payable with respect to conference or banquet room bookings.

其他管道行銷服務 Additional distribution marketing services

（1）“IHG佣金服務費”，包括但不限於旅行社佣金計畫佣金（“TACP”）IHG Commission Services’ Charges, including but not limited to travel agent commission programme commission (the “TACP”)	所有應償付的佣金。 All reimbursable commissions.

（2）“外部行業費用”，其中包括但不限於全球分銷系統佣金（“GDS”），或替代連接之直接連接費以及業績行銷傭金（即網上銷售業績行銷傭金）。

External Industry Fees, including but not limited to global distribution system commission (the “GDS”) or direct connect fee for alternative connection and Performance Marketing Commission (which is an online sales performance marketing commission)

通過該等服務而產生的相當於消費住宿一定費率（或百分比）之金額，該等行業之費率（或比例）由“IHG上海”根據IHG費用調查而得出的行業內的收費狀況並加上相關成本而自行決定並每年予以調整。

An amount equals to a rate (or a percentage) of the consumed stays generated through such services with such rate or percentage being determined at IHG SH’s discretion and varied per annum based on industry-wide figures derived from IHG's cost survey and depending on connection costs.

其他費用 Other Charges

(1)“員工滿意調查服務費” Employee Satisfaction Pulse Survey Service Charges	協力廠商費用之償還。 Re-imbursement of third party costs.

(2)“綠色環保服務費” Green Engage Service Charges	每年人民幣3,900.00元（以等值美元支付）。 Payment in US Dollars equal to Renminbi 3,900.00 per annum.

額外的“系統基金服務”及相關的進款或其他服務費用可能被引入，且現有服務計畫可由“IHG”自行決定變更或終止。該等決定主要是為了“IHG”組合品牌之酒店和渡假村酒店業主的利益而實施。就服務、進款或其他服務費用作出的、普遍適用於“大中華”地區使用“品牌”的其他酒店的任何變更或增加將自動適用於“酒店”。

Additional System Fund Services and associated contributions or other service charges may be introduced and existing programs may be varied or terminated at the discretion of IHG, such discretion to be exercised primarily for the benefit of owners of IHG Brand Portfolio hotels and resorts. Any such variation or addition to services, contributions or other service charges, which generally applies to other hotels in Greater China using the Brand, shall automatically apply to the Hotel.

如果正式的“管理合同”在本文日期起九（9）個月之內未予簽署，根據IHG的公司政策，上述概要條款則需進一步審核。
If no formal Management Contract is signed within nine (9) months of the date hereof, then as a matter of IHG’s company policy, the outline terms set out above shall automatically become subject to further review.

保密

Confidentiality

雙方同意：除非應法律要求或事先征得另一方的書面同意,雙方應在任何時候都對本意向書的存在及內容絕對保密,不因任何原因向任何協力廠商披露本意向書的存在及內容。

Each of the parties agrees that the existence and contents of this Letter of Intent will remain absolutely confidential between the parties at all times, and will not be disclosed to any third party for any reason whatsoever except as required by law or with the prior written consent of the other party.

智慧財產權

Intellectual Property

“業主”確認並同意，“IHG 上海”或其關聯公司保留所有其對“IHG 上海或其關聯公司擁有的任何註冊或未註冊的智慧財產權(“IHG智慧財產權”，包括但不限於”Crowne Plaza”以及” 皇冠假日酒店”商標)所享有的權利、產權和利益。“業主“確認本意向書未授予“業主”任何使用“IHG智慧財產權”的權利。

Owner acknowledges and agrees that IHG SH or its Affiliates retain all right, title and interest in and to any registered or unregistered intellectual property owned by IHG SH or its Affiliates (“IHG Intellectual Property”, including without limitation to “Crowne Plaza” and “皇冠假日酒店” trademarks). Owner acknowledges that nothing contained in this Letter of Intent grants the Owner any rights to use any of the IHG Intellectual Property.

除非“業主”與“管理人”(或其關聯公司)簽署有約束力的管理合同及其相關協定，“業主”承諾，非經“IHG上海”或其關聯公司事先書面許可，“業主”不得以任何方式使用“IHG智慧財產權”(包括但不限於Crowne Plaza”以及”皇冠假日酒店”商標)。

Unless a legally binding management contract and its related agreements are entered into between Owner and Manager (or its Affiliates), Owner undertakes not to use any of IHG Intellectual Property (including but without limitation to “Crowne Plaza” and “皇冠假日酒店”商標) in any way without the prior written consent from IHG Shanghai or its Affiliate.

排它性

Exclusivity

雙方已同意，雙方自簽署本意向書之日起六（6）個月內就“酒店”管理的條款及條件的談判在排它性的基礎上進行。在“管理合同”正式簽訂之前，各方將對其因工作所產生的費用自行負擔。雙方理解這種排它性只限於“酒店”。

The parties have agreed to work together on an exclusive basis in respect of the negotiation of the terms and conditions for the management of the Hotel for a period of six (6) months from the date of this letter. Each party shall cover its own costs and expenses for work done before the Management Contract is executed. It is understood that such exclusivity is only in respect of the Hotel.

適用法律和爭議解決

Applicable Law and Dispute Resolution

本意向書適用中華民國法律，如有任何與本意向書有關或因本意向書而起之爭議，雙方同意將爭議提交香港國際仲裁中心（Hong Kong International Arbitration Center）並根據其當時有效的仲裁規則仲裁。仲裁庭由三（3）名仲裁員組成，“業主”應指定一（1）名仲裁員，“管理人”應指定一（1）名仲裁員，第三名仲裁員應由雙方共同指定，如果在提起仲裁之日後三十（30）天內雙方仍未就該第三名仲裁員的指定達成共識，則該仲裁員應由香港國際仲裁中心的主任指定。仲裁地點爲香港特別行政區(“香港”)，並應由仲裁聲請人決定以中文或英文為仲裁語言。仲裁員在裁决時，應受本意向書條款和規定的約束。仲裁員的决定和裁决是終局的，對雙方均有約束力。爲避免存疑，管轄仲裁程序的法律爲香港法律。

The laws of Taiwan, Republic of China, shall govern this letter of intent. Any dispute arising out of or in connection with this letter of intent shall be submitted to the Hong Kong International Arbitration Centre (the “HKIAC”) and such dispute shall be arbitrated pursuant to the arbitration rules effective at the time of the arbitration. The tribunal shall consist of three (3) arbitrators where the Owner shall appoint one (1) arbitrator, IHG SH shall appoint one (1) arbitrator and the third arbitrator shall be appointed by mutual agreement of the parties or, if the parties fail to reach an agreement within thirty (30) days of the date upon which the arbitration was initiated, by the Chairman of the HKIAC. The place of arbitration will be in Hong Kong Special Administrative Region (“Hong Kong”) and the official language of the arbitration shall be determined by the party initiating the arbitration and shall be either English or Mandarin Chinese. In reaching a decision, the arbitrators will be bound by the terms and provisions of this letter of intent. The decision and award of the arbitrators will be final and binding upon the parties. For the avoidance of doubt, the law governing procedures of the arbitration shall be the laws of Hong Kong.

義務

Obligation

除本意向書項下之“酒店前期開業籌備管理費”、“技術服務”、“保密條款” 、“智慧財產權”、“排它性” 和“適用法律和爭議解決”條款對“IHG上海”和“業主”是有約束力並可執行的以外，本意向書不是、也不打算作為一個合同，對“酒店”的管理不產生法律上的約束性義務，其只是雙方意欲通過進一步的談判而達成一份具有約束力的合同的表示。“業主”認可：在與“管理人”締結任何具有法律約束力的合同為“酒店”提供管理服務之前，“管理人”必須向其管理委員會提交所建議的“酒店”“管理合同”以供審閱及最後批准。

Save with respect to the P.C.M Fee, Technical Services, Confidentiality, Intellectual Property, Exclusivity and Applicable Law and Dispute Resolution hereunder, which shall be binding and enforceable by IHGSH and Owner, this letter is not, nor is it intended to be, a contract, and shall not create legally binding obligations in respect of the management of the Hotel. Instead it is an expression of the parties’ intention to procure a binding contract after further negotiations between them. Owner acknowledges that Manager must submit the proposed Management Contract for the Hotel for review and final approval by its management committee, which is required before Manager may enter into any legally binding contracts to deliver management services to the Hotel.

在收到“酒店前期開業籌備管理費”之後，我們將拜訪您並向您進一步解釋“管理合同”。

We will visit you and further explain the Management Contract upon receipt of the P.C.M Fee.

與此同時，如您還有什麼問題，請及時同我們聯繫。我們期待著同您的密切合作。

In the meantime, should you have any questions, please feel free to contact us. We look forward to working closely with you.

如果前文反映了貴公司的理解，請簽署本意向書並退還簽字文本，以示確認。
If the above reflects your understanding, please confirm by signing the enclosed duplicate and returning it to us.

您誠摯的
Sincerely yours
同意上述條款
Agreed on above terms:

六洲酒店管理（上海）有限公司	[耀德國際育樂股份有限公司]
InterContinental Hotels Group (Shanghai) Ltd.	[Yao-The International Development Co., Ltd.]

姓名: 孫 健 Name: MR. KENT SUN 職位: 首席發展官 Title: Chief Development Officer	姓名: 羅芳明 Name: MR LO FUN MING 職位: 董事長 Title: PRESIDENT

日期：[ ] Date:	日期：[ ] Date:

附件A

APPENDIX A

技術服務

TECHNICAL SERVICES

“IHG上海”將提供有限的技術服務，包括審查圖紙、平面圖與技術規格和樣本，以確保其符合品牌標準”，並確保其操作功能符合“管理人”的經營標準。為免生異議，“業主”有義務聘用專業設計顧問以確保酒店按照“品牌標準”建造並核實專業設計顧問提供的意見。“管理人”將提供的技術服務的範圍如下所述：

IHG SH will provide limited technical services, which shall comprise a review of the drawings, Plans and Specifications and samples for compliance with Brand Standards and ensuring operational functionality in accordance with Manager's operational standards. For avoidance of doubt, it is Owner’s obligation to retain professional Consultants to ensure that the Hotel shall be constructed in compliance with Brand Standards and to verify the advice provided by the professional Consultants. The scope of the technical services to be provided by Manager is described as follows:

(1)	技術

Technical

關於“酒店”及相關設施的設計、規劃和建造的技術協助和服務。這些協助和服務包括以下各項：

Technical assistance and services with respect to the design, planning and construction of the Hotel and related facilities. Such assistance and services shall include the following:

(a)	以設施計畫草案形式，確立“酒店”設施、服務和整體“品牌標準”的基本區域面積分配方案。 establishing the basic area programme for the Hotel facilities, services and overall Brand Standards in the form of a draft facilities program;

(b)	在以下方面協助“業主”聘用的的建築師或者其他諮詢設計顧問： assisting, Owner's architects or other consultants appointed and remunerated by Owner in:

(i)	審查初步的建築、工程服務和其它圖紙以及規格概要，以確保其符合“品牌標準”，同時給出意見；
reviewing and making comment on preliminary architectural, engineering services and other drawings and outline specifications to ensure it conforms with Brand Standards;

(ii)	審查室內設計理念、方案、佈局和透視圖，以確保其符合“品牌標準”，同時給出意見； reviewing and making comment on interior design concepts, schemes, layouts and perspective to ensure it conforms with Brand Standards;

(iii)	就由專業造價設計顧問提供的總成本初步造價估算給出意見，總成本包括： making comment on preliminary budget estimates of the total cost prepared by qualified professional costs consultants, which shall include:

建造成本；
construction costs;

專業費用；
professional fees;

“家俱、固定裝置和設備”；
Furniture, Fixtures and Equipment;

(iv)	就在初步設計和初期規劃、平面圖與技術規格的準備、招投標或合同條款的談判、土建建設和室內裝修中所使用的程式提出意見；
making comments on processes applied during preliminary design and initial planning, preparation of plans and specifications, tendering or negotiating contract terms, construction and interior programs, furnishing and fitting-out;

(v)	審查建築物室內方面、“家俱、固定裝置和設備”以及“營業設備”（但不包括營業用品）的清單並給出意見，確保其符合“品牌標準”；
making comments on schedules for the interior of the building, Furniture, Fixtures and Equipment, and Operating Equipment, (but excluding Operating Supplies) to ensure it conforms with Brand Standards;

(vi)	審查收到的關於建築物內一切改進所需配備及“家俱、固定裝置和設備”、“營業設備”方面的投標檔，並給出建議；及
reviewing and recommending in respect of all tenders received for the supply of all improvements within the building, Furniture, Fixtures and Equipment and Operating Equipment; and

(vii)	按照批准的圖紙、規格以及要求的品質標準，就施工品質和工程進展情況提出現場檢查意見。
preparing inspection notes on quality of construction and progress of work during construction in relation to approved drawings and specifications and required quality standards.

(2)	建築 Architectural

“IHG上海”將向“業主”提供如下協助：
IHG SH will provide assistance in:

(a)	“IHG上海”為“業主”推薦並僅確認獲“IHG”認可的建築師，並經由“業主”聘用； recommending and only endorsing IHG approved architects to be appointed by Owner;

(b)	根據市場條件，細節設施及區域框架，制訂詳細的專案概念功能分區域方案； preparing a detailed project concept area program as related to market conditions, detailing facilities and area envelopes;

(c)	與“業主”聘用的諮詢設計顧問一起為“酒店”製作一套可有效運作的樓層平面圖； working with consultants appointed by Owner to develop a set of operationally efficient floor plans for the Hotel;

(d)	審查“酒店”特定區域的初步詳細設計圖和相關的使用（例如零售等），確保和“酒店”整體相容，並給出建議；
reviewing and making recommendations on preliminary detail plans for specific areas of the Hotel and related uses (e.g. retail, etc.) to ensure compatibility;

(e)	如有必要，提供對所有特定區域示意圖形式的佈局建議； providing schematic layout suggestions to the extent required for all special areas;

(f)	審查初步詳細設計圖，以符合“IHG”建築、工程和消防和人身安全方面的標準；及 reviewing preliminary detail plans in regards to compliance with IHG architectural, engineering and fire & life safety standards; and

(g)	審查整套的最終建築設計圖、最終規格和合同檔，如設計符合“IHG”的要求，則予以批准。 reviewing the final set of architectural plans, final specifications and contract documents for approval that design meets IHG requirements.

(3)	室內設計 Interior Design

“IHG上海”將提供如下協助：
IHG SH will provide assistance:

(a)	“IHG上海”為“業主”推薦並僅確認獲“IHG”認可的室內設計師，並經由“業主”聘用； In recommending and only endorsing IHG approved interior designers to be appointed by Owner.

(b)	向“業主”指定的室內設計師簡介客房、公共區域、餐廳酒吧和和多功能廳以及在室內設計師工作範圍內的所有其他區域的室內設計主題處理、功能佈局、裝修、傢俱佈置，包括如果要求的話，讓室內設計師製作並提交起說明作用的佈局示意圖，費用由“業主”承擔；
in briefing the interior designers appointed by Owner on the theme treatment of the interior design, functional layout, finishes and furniture layout of guest rooms, public areas, restaurant and bars and function rooms and all other areas within the interior designers scope of work, including causing the the interior designers, at Owner's expense, to prepare and submit illustrative schematic layouts if requested;

(c)	審查室內設計師初步建議，並提供協助改進室內設計的初步草圖，包括平面圖，立面圖和配色方案；
by reviewing preliminary suggestions by interior designers and providing assistance in refining the preliminary presentations for interiors, including layout plans, elevations and colour schemes;

(d)	通過提供樓面覆面層、傢俱、包括窗簾、床上用品和工藝品在內的軟裝修以及其他室內細節的一般標準規範，協助室內設計師；
by assisting the interior designers by providing generic standards specifications for floor coverings, furniture, soft furnishing including drapes, bedspreads and artwork, and other interior details; and

(e)	審查室內設計的工作圖紙以及“家俱、固定裝置和設備”的規格，如設計符合“IHG”的要求，則予以批准。 by reviewing working drawings for interiors and specifications for Furniture Fixtures and Equipment for approval that design meets IHG requirements.

(4)	機電設備安裝 M&E Installation

“IHG上海”將提供如下協助：
IHG SH will provide assistance:

(a)	向“IHG”認可的，並由業主聘用的機電諮詢設計顧問簡介做出節約成本的設備設計的方法，同時使其節能而需要最少的保養；
in briefing of the services consultant recommended by IHG and appointed by Owner on ways to achieve a cost-effective services design which is energy-efficient and requires minimal maintenance;

(b)	為以下系統提供設計標準要求： by submitting design standards requirements for:

(i)	電腦系統和銷售終端； computer systems and point of sale terminals;

(ii)	空調暖通； heating, ventilation and air conditioning;

(iii)	電氣工程； electrical services;

(iv)	管道、排水和汙水處理設備； plumbing, drainage and sewage disposal;

(v)	照明、報警、無線廣播、公共播音系統； lighting, alarm, radio, public address and communications;

(vi)	電梯和自動扶梯； elevators and escalators;

(vii)	電話系統；及 telephone systems; and

(viii)	其他服務包括消防生命安全系統； miscellaneous services including fire life safety systems;

(c)	在初步和最終系統規劃過程中審查圖紙，向“業主”的諮詢設計顧問提供建議，包括對合同檔做最終檢查；及
by reviewing plans and making recommendations to Owner's consultants during preliminary and final system planning including a final check of contract documentation; and

(d)	如有必要，提交認可的設備製造商和供應商名單。 by submitting, if required, names of acceptable manufacturers and suppliers of equipment.

(5)	廚房、酒吧和洗衣房 Kitchen, Bars and Laundry

(a)	“IHG上海”將向“業主”推薦並僅確認“IHG”認可的廚房和洗衣房的諮詢設計顧問，並經由業主聘用。 IHG SH will recommend and only endorse IHG approved kitchen, bar and laundry consultants to be appointed by Owner.

(b)	“IHG上海”將提供如下協助： IHG SH will provide assistance:

(i)	審查圖紙並對設計的改進和適宜性提出建議； in reviewing drawings and making suggestions for improvement and suitability of design;

(ii)	審查設備技術規範要求及設備清單。 in reviewing specification and capacity requirements and lists of necessary equipment.

(6)	照明 Lighting

(a)	“IHG上海”將為“業主”推薦並僅確認“IHG”認可的照明設計顧問，並經由“業主”聘用。 IHG SH will recommend and only endorse IHG approved lighting consultants to be appointed by Owner.

(b)	“IHG上海”將提供如下協助： IHG SH will provide assistance in:

(i)	向“業主”的電氣工程設計顧問提供客房、公共區域和後場區域照明要求的初步資訊； submitting preliminary information on guest room and public areas and back of house lighting requirements to Owner's electrical engineering consultants;

(ii)	審查客房、餐廳、酒吧、宴會廳、包房、大堂、外牆、外部景觀區域和其它地方的初步照明方案，並給出意見，如設計符合“IHG”的要求，則予以批准；
reviewing and making comments on preliminary lighting schemes for guest rooms, restaurants, bars, ballrooms, private dining rooms, lobby, facade, outdoor landscaped areas and any other areas for approval that design meets IHG requirements;

(iii)	審查最後的照明佈置，包括以產品目錄編號或設計形式進行的特定電氣設備的選擇，以及調光設備的規格； reviewing final lighting layouts including specific fixture selection in catalogue reference or design form, and specifications of dimmer equipment; and

(iv)	審查“業主”的電氣工程師編制的電氣照明設計圖和規格。 reviewing electrical lighting plans and specifications as prepared by Owner's electrical engineers.

(7)	預算 Budgets

“IHG上海”將協助“業主”編制“酒店”“營業設備”的最初預算。
IHG SH will provide to Owner assistance in preparing an initial budget for Hotel Operating Equipment.

(8)	其它協助 Other assistance

“IHG上海”還會向“業主”提供其它“業主”可能會合理提出的或者“IHG上海”認為“業主”可能會要求的與設計指導與審查有關的協助。

IHG SH will provide such necessary assistance which Owner might reasonably request or which IHGSH may deem to be required in relation to design direction and review.

(9)	“業主”應 Owner shall

(a)	提交（提供）所有列印圖紙及電子文本供審閱。 Submit (make available) all printed and softcopy drawings for review;

(b)	提交（提供）材料樣本供審閱。 Submit (make available) material samples for review;

(c)	從“IHG上海”推薦/批准的設計顧問名單中選擇設計顧問，對名單外的設計顧問須進行特別確認。 Appoint Consultants from Recommended/ Approved List. Or special validation of Consultants that not in the list; and

(d)	整合“IHG上海”意見，達到“IHG”運營要求。 Incorporate IHG SH comments to meet IHG Operational requirement.